UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2003

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway

Spokane, Washington 99218-1200

(Address of principal executive offices, including Zip Code)

(509) 467-6993

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Required FD Disclosure.

On October 23, 2003, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $3.7 million, or $0.39 per diluted share for the quarter ended September 30, 2003. A copy of the press release announcing the results is attached hereto as Exhibit 99 and incorporated herein by this reference.

ITEM 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99	Press Release reporting results of operations for the quarter ended September 30, 2003.

ITEM 12. Results of Operations and Financial Condition.

On October 23, 2003, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $3.7 million, or $0.39 per diluted share for the quarter ended September 30, 2003. A copy of the press release announcing the results is attached hereto as Exhibit 99 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 24, 2003

AMERICANWEST BANCORPORATION
By:	/s/ Wesley E. Colley
Wesley E. Colley
President and CEO

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